SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 2, 2005

(Date of Report)

April 29, 2005

(Date of Earliest Event Reported)

US Wireless Online, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	333-61424 Commission File Number	82-0505220 (IRS Employer I.D. No.)

500 West Jefferson Street, Suite 2350

Louisville,  KY  40202

(Address of Principal Executive Offices)

(502) 891-4476

(Registrant's Telephone Number)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 29, 2005, in an arms length transaction not involving any affiliates or related parties, US Wireless Online, Inc. (“USWL”) completed the acquisition of all the assets of Verge Wireless Networks, Inc., a Louisiana corporation (“Verge”).  Verge assets include all tangible property, prepaid items, warranties, books, records and supplier information, customer lists and files, contracts, leases and various other assets.

The purchase price, as determined by USWL management, for the Verge assets was a total of $560,000 with $40,000 payable upon closing, $40,000 payable via a 12 month promissory note and $480,000 payable in restricted common stock of USWL at an average closing price of the five trading days immediately prior to the closing date of this transaction but not less than $0.17 per share or greater than $0.30 per share.  As a condition of payment, fifty percent of the USWL shares must be held for a minimum of 12 months from the date of issuance and the balance must be held for a minimum of 24 months from the date of issuance. Camsoft Data Systems owned 96% of Verge and Rudy MacDonald owned 4% of Verge and the consideration paid was apportioned accordingly between the two owners of Verge.

The Company relied on an exemption from registration pursuant to Section 4.2 of the Securities Act and Regulation D, Rule 506 to issue the shares of restricted common stock.  There were no commissions paid.

Verge is a provider of broadband connectivity and solutions to municipalities, businesses, academic and medical institutions, convention centers, and the hospitality industry.  Verge provides municipal Wi-Fi “hot zones” in parts of Los Angeles, New Orleans and Baton Rouge.  It is also the wireless contractor for one of the largest broadband video security systems in the country, which allows the police department of a major municipality to coordinate video feeds from approximately 200 broadband-enabled wireless cameras.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

   (a)  Financial statements of businesses acquired.

None of the conditions of Item 310 paragraph (c)(2) of Regulation S-B exceed 20%, thus financial statements for the business acquired are not required.

          (b)  Pro forma financial information.

None of the conditions of Item 310 paragraph (c)(2) of Regulation S-B exceed 20%, thus pro forma financial information is not required.

Exhibits.

10.0

Agreement for Purchase and Sale of Assets Dated April 20, 2005 by and between Verge Wireless Networks, Inc. and U.S. Wireless Online, Inc.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

US WIRELESS ONLINE, INC.

DATE:  May 2, 2005

By: /s/ Rick Hughes

Rick Hughes

Chief Executive Officer

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